UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2017

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

On June 6, 2017, DDR Corp. (the “Company”) made available on its website the investor presentation (“Investor Presentation June 2017”) that will be utilized by the Company at REITWeek: NAREIT’s Investor Forum, June 6-8, 2017, in New York City. A copy of the Investor Presentation June 2017 is attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, the Company notified the Trustee (as defined below) that it has elected to redeem all of the Company’s outstanding $300,000,000 aggregate principal amount of 4.75% Notes due 2018 (CUSIP No. 251591 AY9) (the “Notes”) and pay the related “make-whole” premium. The notes were issued on March 4, 2011 pursuant to the indenture, dated as of May 1, 1994 (as amended, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be redeemed on July 8, 2017 at a “make-whole” redemption price calculated in accordance with the terms of the Indenture. This Current Report on Form 8-K shall not constitute a notice of redemption of the Notes. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation June 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

Date: June 6, 2017	By:	/s/ Christa A. Vesy
	Name:	Christa A. Vesy
	Title:	Executive Vice President, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation June 2017